Exhibit 10.1

APPROVED
by
Mobile TeleSystems
Open Joint Stock Company
Board of Directors Resolution
Dated May 18, 2006, Protocol No 82

MOBILE TELESYSTEMS OJSC

CODE OF ETHICS FOR SENIOR OFFICERS

Moscow

2006

1.                                      INTRODUCTION

1.1 Purpose

This Code of Ethics contains general guidelines for conducting the business of Mobile TeleSystems Open Joint Stock Company (the “Company”) consistent with the highest standards of business ethics. To the extent this Code requires a higher standard than required by commercial practice or applicable laws, rules or regulations, we adhere to these higher standards.

This Code applies to the Company’s president, vice-presidents and directors of the departments of the Company, including the directors of Macro Regions, and Regions where the Company operates and any other person who performs similar functions for the Company (collectively referred to herein as “senior officers”).

1.1.1                     Seeking Help and Information

This Code is not intended to be a comprehensive rulebook and cannot address every situation that you may face. If you feel uncomfortable about a situation or have any doubts about whether it is consistent with the Company’s ethical standards, please contact the General Counsel meaning a Director of the Legal Department of MTS OJSC for the purposes of this Code or, if you believe that the General Counsel is involved in the matter, the Audit Committee meaning a Director of Internal Audit Department of MTS OJSC for the purpose of this Code.

1.1.2                     Reporting Violations of the Code

All senior officers have a duty to report any known or suspected violations of this Code, including any violations of laws, rules, regulations or policies that apply to the Company. Reporting a known or suspected violation by others should not be considered an act of disloyalty, but an action to safeguard the reputation and integrity of the Company and its employees.

Compliance with terms and conditions of this Code is an official duty of all senior officers supported by the corresponding record in the agreement signed between them and the Company.

If you know of or suspect a violation of this Code, immediately report the conduct to the General Auditor. The General Auditor will work with you to investigate your concern. All reports of known or suspected violations of the law or this Code will be handled sensitively and with discretion. The General Auditor and the Company will protect your confidentiality to the extent possible, consistent with law and the Company’s need to investigate your concern. If you believe that the General Auditor is involved in the conduct giving rise to the violation, you may report the conduct to the Audit Committee.

It is prohibited to retaliate a senior officer who in good faith seeks an assistance or informs on known or suspects a violation. Every repressions or retaliation against a senior officer due to the fact that he or she in good faith has been seeking an assistance or forwarded a notification shall be reviewed and guilty persons shall be subject to discipline that may include possible dismissal (termination of the employment).

It is Company policy that any senior officer who violates this Code will be subject to appropriate discipline. This determination will be based upon the facts and circumstances of each particular situation. Senior officers who violate the law or this Code shall be responsible in accordance with the effective legislation. Such violation may expose the Company to substantial fines and penalties, damage the Company’s reputation and standing in the community. Your conduct as a representative of the Company, if it does not comply with the law or with this Code, can result in serious consequences for both you and the Company.

1.2                               Waivers of the Code

Waivers of this Code will be granted on a case-by-case basis and only in extraordinary circumstances. Waivers of this Code may be made only by our Board of Directors or the Audit Committee and will be disclosed to the public to the extent required by law.

2.                                      CONFLICTS OF INTEREST

2.1.                            Identifying Potential Conflicts of Interest

A conflict of interest can occur when a senior officer’s private interest interferes, or appears to interfere, with the interests of the Company as a whole. You should avoid any private interest that influences your ability to act in the interests of the Company or that makes it difficult to perform your work objectively and effectively.

Identifying potential conflicts of interest may not always be clear-cut. The following situations are examples of conflicts of interest:

•                  Outside Employment. No senior officer should be employed by, serve as a director of, or provide any services to a company that is a customer, supplier or competitor of the Company.

•                  Improper Personal Benefits. No senior officer should obtain any material (as to him or her) personal benefits or favors because of his or her position with the Company.

•                  Financial Interests. No senior officer should have a significant financial interest (ownership or otherwise) in any company that is a customer, supplier or competitor of the Company. A “significant financial interest” means (i) ownership of greater than [1]% of the equity of a customer, supplier or competitor or (ii) an investment in a customer, supplier or competitor that represents more than [50]% of an annual salary of the senior officer.

•                  Loans or Other Financial Transactions. No senior officer should obtain loans or guarantees of personal obligations from, or enter into any other personal financial transaction with, any company that is a customer, supplier or competitor of the Company. This guideline does not prohibit arm’s-length transactions with banks, brokerage firms or other financial institutions.

•                  Service on Boards and Committees. No senior officer should serve on a board of directors or trustees or on a committee of any entity (whether profit or not-for-profit) whose interests reasonably would be expected to conflict with those of the Company.

•                  Actions of Family Members. The actions of family members outside the workplace may also give rise to the conflicts of interest described above because they may influence a senior officer’s objectivity in making decisions on behalf of the Company. For purposes of this Code, “family members” include your spouse or life-partner, brothers, sisters and parents, in-laws and children whether such relationships are by blood or adoption.

In the event of an interested-party transaction/involvement of a family member of a senior officer, a senior officer shall:

1.                                       inform the Company on interest/involvement of a family member of the officer in this company,

2.                                       avoid participation in making a resolution on the transaction.

•                  Gifts, representation actions and exerting pressure. Senior officers are prohibited to accept from and give gifts¹ in any form to clients, business partners, their representatives or affiliated parties, enter into agreements with third parties giving the right to receive cash as a remuneration for the work performed being employed by the Company.

Please find below basic recommendations related to gifts and participation in entertainment:

• It is allowed to receive or offer formal gifts generally accepted in business communication including gifts with value not exceeding 5.000 rubles.

• It is allowed to accept invitations and invite to participate in meetings, congresses, conferences related to business activity (e.g., training course, business breakfast/lunch).

•                  Personal relationships. Personal relationships may exist or be established between senior officers and employees of the Company or between senior officers of the Company and employees of a competitor, client company. Such relationships may threaten independence or lead to a conflict of interests either de facto or from the point of view of business circles of our employees or employees of the competitors. In these situations senior officers shall either resolve the situation affecting their independency (de facto or by implication), or seek advice of the General Counsel to prevent a  professional risk arising for the Company and relevant employees.

If you are uncertain whether a particular company is a material customer, supplier or competitor, please contact the General Counsel for assistance.

2.2                               Disclosure of Conflicts of Interest

The Company requires that senior officers disclose any situations that reasonably would be expected to give rise to a conflict of interest. If you suspect that you have a conflict of interest, or something that others could reasonably perceive as a conflict of interest, you must report it to the General Auditor. The General Auditor will work with you to determine whether you have a conflict of interest and, if so, how best to address it. Although conflicts of interest are not automatically prohibited, they are not desirable and may only be waived as described in “Waivers of the Code” above.

3.                                      COMPANY RECORDS

Accurate and reliable records are crucial to our business. Our records are the basis of our earnings statements, financial reports and other disclosures to the public and guide our business decision-making and strategic planning. Company records include booking information, payroll, travel and expense reports, e-mails, accounting and financial data, evaluation and performance records, electronic data files and all other records maintained in the ordinary course of our business.

All Company records must be complete, accurate and reliable in all material respects. Undisclosed or unrecorded funds, payments or receipts are inconsistent with our business practices and are prohibited. You are responsible for understanding and complying with our record keeping policy. Contact the General Counsel if you have any questions.

4.                                      ACCURACY OF FINANCIAL REPORTS AND OTHER PUBLIC COMMUNICATIONS

As a public company in the United States and the Russian Federation we are subject to various securities laws, regulations and reporting obligations. Both applicable law and our policies require the disclosure of accurate and complete information regarding the Company’s business, financial condition and results of operations to shareholders, potential investors, stock exchanges, Federal Service on Financial Markets and Federal Antimonopoly Service and other executive authorities. Inaccurate, incomplete or untimely reporting will not be tolerated and may severely damage the Company and result in legal liability.

The Company’s senior officers have a special responsibility to ensure that all of our disclosures are full, fair, accurate, timely and understandable. The senior officers must also understand and strictly comply with generally accepted accounting principles and all standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts.

Senior officers shall exercise vigilance in relation to facts of inaccurate information reported and inform the General Auditor on these facts on a timely basis. The following relates to the facts of suspicious activity to be reported:

•                  Financial results that are not in line with transactions used as a basis for these results;

•                  Transactions that have no justified business purpose;

•                  Requests to avoid regular agreement and approval procedures.

5.                                      COMPLIANCE WITH LAWS AND REGULATIONS

Each senior officer has an obligation to comply with all laws, rules and regulations applicable to the Company. These include laws covering bribery and kickbacks, copyrights, trademarks and trade secrets, information privacy, confidentiality of personal information, insider trading, illegal political contributions, antitrust prohibitions, foreign corrupt practices, offering or receiving gratuities, environmental hazards, employment discrimination or harassment, occupational health and safety, false or misleading financial information or misuse of corporate assets. Senior officers of the Company are expected to understand and comply with all laws, rules and regulations that apply to your position. If any doubt exists about whether a course of action is lawful, you should seek advice from the General Counsel.

6.                                      CONFIDENTIALITY

Every senior officer shall keep confidentiality of information disclosed by the Company or the Company’s customers except for the disclosure made under the sanction or statutory requirement. Confidential information shall include all non-public information that is in the event of disclosure may become beneficial to competitors and damage the Company and its customers.

Please contact the General Counsel if you have any doubts whether a specific information can be disclosed or not. Confidentiality requirement shall survive termination of employment of a senior officer. Unauthorized disclosure of confidential information may damage competitiveness of the Company and its customers and give rise to legal liability of a senior officer and/or the Company.

7.                                      CONDUCT OF BUSINESS

Every senior officer shall make an effort to interact with customers, suppliers, competitors and staff of the Company in good faith. No advantage shall be given to anybody due to manipulations, intentional dissemblance, misuse of insider information, misrepresentation of significant facts or any other dishonest behavior in business practice.

In the event of any disputes and arguments arising in a competitive struggle a priority shall be given to negotiations and finding a compromise.

8.                                      SECURITY AND USE OF CORPORATE ASSETS

Senior officers of the Company shall ensure security of the Company’s assets and efficiency of their use. Theft, negligence and waste directly affect the Company’s profitability. All assets of the Company shall be used for legal business purposes.

For security and proper use of the Company’s assets a senior officer shall:

•                  Take reasonable actions to prevent theft of the company’s assets, their damage or misuse.

•                  Inform the General Auditor on the theft of the Company’s assets, damage, misuse or suspicion of the above.

•                  Use the Company’s telephone system, other electronic communication services, written materials and other assets mainly for business purposes.

•                  Use the Company’s assets solely for a legal business.

9.                                      CORPORATE INFORMATION AND RESOURCES

Senior officers of the Companies shall be prohibited the following:

•                  Use corporate assets, information or position for a mercenary motive;

•                  Use corporate assets, information or position for a personal profit;

•                  Compete with the Company.

Senior officers of the Company shall act for the Company’s benefit to promote the Company’s legal interests under the above circumstances.

10.                               CONCLUSION

We expect all senior officers to adhere to these standards. Each senior officer is separately responsible for his or her actions. Conduct that violates the law or this Code cannot be justified by claiming that it was ordered by someone in higher management or directors. If you engage in conduct prohibited by the law or this Code, you will be deemed to have acted outside the scope of your employment.

This Code and the matters contained herein are neither a contract of employment nor a guarantee of continuing Company policy. We reserve the right to amend, supplement or discontinue this Code and the matters addressed herein, without prior notice, at any time.

This Code shall be our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.